Exhibit 99.1

NEWS RELEASE
Hardinge Inc. One Hardinge Drive, Elmira, N.Y. 14902

Charles P. Dougherty Named President and CEO of Hardinge Inc.
ELMIRA, N.Y., May 11, 2017 -- Hardinge Inc. (NASDAQ: HDNG), a leading international provider of advanced metal-cutting solutions and accessories, announced that the Board of Directors has appointed Charles P. Dougherty as President and Chief Executive Officer effective immediately. He succeeds Richard L. Simons, who will be leaving the Company after 30 years of distinguished service with Hardinge. Mr. Dougherty will also be appointed to the Board of Directors and
Mr. Simons will step down from his position as a director.

Mitchell I. Quain, Lead Independent Director, commented, “We are grateful to Rick for his service and leadership over 30 years with Hardinge, including the past nine as President and CEO. Under Rick’s management, the strong brands of Hardinge in the machine tool industry continue to garner great respect. His unwavering commitment and strategic guidance has helped us through challenging markets. We wish him well in his future endeavors.”

Mr. Quain continued, “Chuck brings many years of experience leading global organizations. His capabilities are ideally suited to drive internal returns for the Company and to position Hardinge to pursue opportunities for growth. He has demonstrated success enhancing the competitive positions of the businesses he has led, as well as in driving financial performance. We expect he can leverage his capabilities in product and market channel development to lead the Company as we embark upon the next phase of our evolution.”

“I am very excited about the opportunity to lead Hardinge,” said Mr. Dougherty. “I believe that Hardinge has an incredible reputation as a world-class builder of precision machine tools and accessories with an international footprint. I look forward to working with the Board to drive improved operating initiatives throughout the Company while continuing to innovate and supply our customers with proven solutions.”

Charles (Chuck) P. Dougherty, 55, was most recently president and CEO of American Science & Engineering, a public supplier of x-ray inspection systems for security and defense systems, which was acquired by OSI Systems in September 2016. Previously, Mr. Dougherty was with Tyco Electronics Corporation, leading multi-billion dollar businesses which he improved to leading positions in their markets, expanded margins through lean manufacturing processes and rationalized operations while optimizing the R&D programs. He began his career at General Instrument, which was acquired by Motorola in 2000. He progressed through increasingly challenging leadership positions and ultimately led Motorola’s Voice and Data Solutions, a premier provider of end-to-end IP networking businesses.

Mr. Dougherty received a Bachelor's of Business Administration from the Wharton School of Business at the University of Pennsylvania and a Master's of Business Administration from Villanova University.

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Charles P. Dougherty Named President and CEO of Hardinge Inc.
May 11, 2017

About Hardinge
Hardinge is a leading global designer and manufacturer of high precision, computer-controlled machine tool solutions developed for critical, hard-to-machine metal parts and of technologically advanced workholding accessories. The Company’s strategy is to leverage its global brand strength to further penetrate global market opportunities where customers will benefit from the technologically advanced, high quality, reliable products Hardinge produces. With approximately two-thirds of its sales outside of North America, Hardinge serves the worldwide metal working market. Hardinge’s machine tool and accessory solutions can also be found in a broad base of industries to include aerospace, agricultural, automotive, construction, consumer products, defense, energy, medical, technology and transportation.

Hardinge applies its engineering design and manufacturing expertise in high performance machining centers, high-end cylindrical and jig grinding machines, SUPER-PRECISION® and precision CNC lathes and technologically advanced workholding accessories. Hardinge has manufacturing operations in China, France, Germany, India, Switzerland, Taiwan, the United Kingdom and the United States.

The Company regularly posts information on its website: www.hardinge.com.

Safe Harbor Statement
This news release contains forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). Such statements are based on management's current expectations that involve risks and uncertainties. Any statements that are not statements of historical fact or that are about future events may be deemed to be forward-looking statements. For example, words such as "may," "will," "should," "estimates," "predicts," "potential," "continue," "strategy," "believes," "anticipates," "plans," "expects," "intends," and similar expressions are intended to identify forward-looking statements. The Company's actual results or outcomes and the timing of certain events may differ significantly from those discussed in any forward-looking statements. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

For more information contact:

Company:	Investor Relations:
Douglas J. Malone Chief Financial Officer	Deborah K. Pawlowski, Kei Advisors LLC Phone: (716) 843-3908
Phone: (607) 378-4140	Email: dpawlowski@keiadvisors.com

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